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                                 SELLING AGREEMENT



                                                        June 4, 1998



Jesup & Lamont Securities Corporation
650 Fifth Avenue
New York, New York 10019

               RE:  LABORATORY SPECIALISTS OF AMERICA, INC.

Gentlemen:

     Laboratory Specialists of America, Inc. is a corporation duly organized under the laws of the State of Oklahoma (the "Corporation"). The Corporation intends to offer and sell shares of the Corporation's Common Stock (the "Common Stock") in a non-public offering and sale under Section 4(2) of the Securities Act of 1933, as amended (the "Act") pursuant to Regulation D, in accordance with the terms of the Confidential Private Placement Offering Circular dated April 24, 1998, relating to the Corporation, together with any amendments thereto (the "Memorandum"). The Corporation is offering up to a maximum of 611,112 shares of Common Stock at a price of $4.50 per share. The offering period (the "Offering Period") for the Common Stock shall extend until May 31, 1998, unless extended by the Company with or without notice, but in any event, until no later than June 30, 1998 (the "Offering Termination Date").

     Subject to the terms and conditions herein set forth the Corporation hereby appoints you (the "Placement Agent") as its exclusive agent to offer and sell the Common Stock on its behalf, on a best efforts basis, until all of the Common Stock offered has been sold, subject only to your right to engage participating Broker-Dealers pursuant to Section 2 hereof. By your confirmation hereof you agree to act in such capacity and to use your best efforts as agent for the Corporation to find purchasers for the Common Stock acceptable to the Corporation on terms and conditions set forth below. We confirm our understanding with you as follows:

          1.   OFFERING:

          (a) Subject to the terms and conditions herein set forth, you hereby agree to use your best efforts to offer and sell the Common Stock in accordance with the terms hereof and of the Memorandum. The Corporation shall have the right, in its discretion, to reject subscriptions furnished by you, in whole or in part, and has no obligation to accept subscriptions in the order in which they are received. No commissions will be paid to the Placement Agent for the sale of

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Jesup & Lamont Securities Corporation
June 4, 1998
Page 2


Common Stock to person whose subscriptions are subsequently rejected. Any payments made in connection with subscriptions rejected by the Corporation will be returned (less any escrow fees) to the subscriber. At all times during the Offering Period, cash proceeds received from subscribers for the Common Stock shall be held in an escrow account maintained with UMB Oklahoma Bank. All checks received from prospective purchasers of Common Stock shall be made payable to UMB Oklahoma Bank, Escrow Holder for Laboratory Specialists of America, Inc. Upon the closing of the sale of the Common Stock (the "Closing"), the funds will be released to the Corporation in accordance with the terms and provisions of that certain Escrow Agreement, dated May 12, 1998 by and among the Corporation, the Placement Agent and UMB Oklahoma Bank, as Escrow Agent.

          (b) The sale of the Common Stock shall be made only to persons or entities whom you reasonably believe constitute accredited investors as determined in accordance with the standards of Subsection (a) of Rule 501 of Regulation D promulgated under the Act or qualified institutional buyers as defined in Rule 144A promulgated under the Act or Qualified Institutional Buyers as determined in accordance with Rule 144A under the Act.

          (c) Upon receipt of an executed Subscription Agreement and any other Subscription documentation included in the Subscription package prepared by the Corporation for delivery by you to prospective subscribers (the "Subscription Documents") you shall promptly furnish to us the Executed Subscription Documents, together with the purchase price for the shares of Common Stock subscribed for by such subscriber.

     2.   PARTICIPATING BROKER-DEALERS

     The Corporation hereby authorizes you to engage other qualified Broker-Dealers (the "Participating Broker-Dealers") to assist you in the placement of the Common Stock provided that each such Participating Broker-Dealer shall be registered as a broker-deal under the Securities Exchange Act of 1934 (the "Exchange Act"), shall be a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), and shall be authorized to offer and sell the Common Stock under the laws of the jurisdiction in which the Common Stock will be offered and sold by such Participating Broker-Dealers.

     3.   COMPENSATION.

     If the Corporation accepts offers for the sale of up to 611,112 shares of the Common Shares (or such lessor amount) and the Closing occurs, the Corporation will pay to you the following compensation:

          (i) Sales commissions in an amount up to 7% of the aggregate gross proceeds of the offering price per shares of Common Stock sold which commissions shall be payable on the date on which the Company receives the proceeds from the sale of the Common Stock. Such sales commissions may be reallocated to Participating Broker-Dealers, if any.

          (ii) Concurrent with the Closing, sell to the Placement Agent (or its designees) Warrants to acquire such number of shares of Common Stock as is equal to ten percent (10%) of the shares of Common Stock sold at the Closing (the "Placement Agent's

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Jesup & Lamont Securities Corporation
June 4, 1998
Page 3


Warrants"). The purchase price of the Placement Agent's Warrants shall be reallocated $0.001 per warrant. Such warrants, which shall be satisfactory in form and substance to the Placement Agent and its counsel, will expire five years from the date of issuance and will be non-callable. The Placement Agent's Warrants will be exercisable at $5.40 per Warrant, which is equal to twenty percent (20%) above the price at which the Common Stock is sold in the Offering. The Placement Agent's Warrants shall not be redeemable. The Placement Agent's Warrants may be exercised as to all or a lesser number of Common Stock. The Corporation will register the shares of Common Stock underlying the Placement Agent's Warrants in a registration statement covering the shares of Common Stock.

          (iii) The Corporation will pay all the fees, expenses and disbursements related to the Offering, including but not limited to, (a) fees and disbursements of its counsel; (b) costs relating to the preparation, printing, filing and distribution of the Memorandum and all amendments thereto, and any other instruments connected with the Offering; (c) applicable Blue Sky filing fees and disbursements all reasonable and accountable "road show" expenses, if any; and (d) fees and disbursements of Placement Agent's counsel, and (e) any other expenses incurred by the Corporation in connection with the Offering. It is also understood that the Corporation shall reimburse the Placement Agent for its out-of pocket expenses incurred in rendering services within a reasonable period of time following the presentation by the Placement Agent of an itemized statement of such expenses.

          (iv) It is expressly understood and agreed by the parties hereto that the Placement Agent shall have the right of first refusal with respect to any financing activities of the Corporation of $10,000,000.00 or less, whether through senior or subordinated debt or equity, for twenty-four months from the date of the Closing. Failure of the Corporation to give the Placement Agent the right of first refusal granted herein and to comply with this paragraph 3
(iv) of this Agreement, shall result in such fees and compensation due and payable by the Corporation to the Placement Agent under the same terms of this
Section 3. It is further understood and agreed that in the event that the Corporation shall engage in financing activities in excess of $10,000,000, then the parties shall in good faith determine the role of the Placement Agent, if any, at or prior to the time upon which the Corporation has committed to such financing activities.

          (vi) The undersigned parties, intending to be legally bound hereby irrevocably agree not to circumvent, avoid, bypass or abrogate each other, directly or indirectly to avoid payment of fees or commissions, in any transaction with any corporation, partnership, or individual, introduced by either party to the other, in connection with any projects, any loans or collateral, or funding, or any other transaction involving any products, transfers or services, or additional, renewal, extension, rollover, amendment, renegotiation, new contracts, parallel contracts/agreements, or third party assignments thereto.


     4.   REPRESENTATIONS, WARRANTIES AND CONVENANTS OF PLACEMENT AGENT.

     You represent and warrant to the Corporation as follows:

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Jesup & Lamont Securities Corporation
June 4, 1998
Page 4


          (a) You are registered as a Broker-Dealer under the Exchange Act, that you are and shall remain during the offering period a member in good standing of the NASD and that you are licensed or qualified as a Broker-Dealer, or otherwise authorized to offer and sell the Common Stock, under the laws of the jurisdictions in which the Common Stock will be offered and sold by you.

          (b) You agree that the offers and sales of the Common Stock made by you will be effected in accordance with the requirements of Section 4(2) of the Act and Regulation D thereunder, it being understood that you are not responsible for the accuracy, adequacy, or completeness of the Memorandum (except for information supplied by you to the Corporation) or any supplemental information supplied by the Corporation to prospective investors or the actions or omissions of the Corporation or any affiliates of the Corporation. Without limiting the generality of the foregoing, in effecting the offering and sale of the Common Stock, you will not utilize any form of general solicitation or general advertising including, but not limited to, any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio. You will not make any representations or transmit any information relating to the Corporation or its assets or business dealings, the Common Stock or the transactions contemplated in the Memorandum, other than the information set forth in the Memorandum or such additional information as is expressly approved by the Corporation. Any projections distributed to potential investors developed by the Placement Agent will be based on information deemed to be reliable and accurate, supplied to the Placement Agent by the Corporation.

          (c) You agree that the manner by which you offer the Common Stock for sale will be in accordance with Blue Sky or other state securities laws applicable in the jurisdictions in which the Common Stock will be offered and sold.

          (d) You will maintain, for a period of three years after the date of the Closing, a current list of the name and address of each person to whom you have made an offer and will make the same available to the Corporation in the event the Corporation shall reasonably believe such access to be necessary for the purpose of any pending or threatened litigation, arbitration or other administrative or judicial proceeding or investigation. Upon request, you will provide the Corporation on a timely basis with such additional information relating to the offer and sale of the Common Stock by you as the Corporation my reasonably request or as may be required to enable the Corporation to prepare a Form D for filing with the Securities and Exchange Commission (the "Commission") and to prepare such other reports or sale as may be required to be filed under any applicable Blue Sky laws.

          (e) You will furnish each prospective investor with the Memorandum and the Subscription Documents and the offer and sale of Common Stock by you will be made in accordance with the terms of the Memorandum and the Subscription Documents. You will not offer or sell any Common Stock with an understanding that you will later repurchase or arrange the sale of the same.

          (f) With respect to engagement of the Participating Broker-Dealers, you will use due care in selecting participating Broker-Dealers to participate in the offering and sale of Common Stock. Each Participating Broker-Dealer is, and shall remain through the date of the

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Jesup & Lamont Securities Corporation
June 4, 1998
Page 5


Closing, registered and in good standing with the NASD and is, and shall remain through the date of the Closing, licensed or qualified as a Broker-Dealer, or otherwise authorized to offer and sell the Common Stock in the jurisdictions in which such Participating Broker-Dealer will offer and sell the Common Stock

          (g) You have been duly organized and are, and at all times through the Offering Termination Date will be validly existing as a corporation under the laws of the State of Delaware, with full power and authority to enter into this Agreement and to be bound by the provisions and the conditions thereof.

          (h) This Agreement has been duly and validly authorized, executed and delivered by you and on your behalf and constitutes a legal, valid and binding obligations, enforceable against you in accordance with their terms, subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally and subject to general principals of equity.

     5.   REPRESENTATIONS, WARRANTIES AND CONVENANTS OF THE CORPORATION.

     The Corporation represents and warrants to you and any Participating Broker-Dealer engaged by your as follows:

          (a) The Memorandum, together with any exhibits, supplements and amendments thereto, does not state any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein not misleading as of the date thereof. The Corporation further represents and warrants that all information which it has supplied in connection with this offering is true and correct in all material respects, and that you are entitled to rely on such information, including the information set forth in the Memorandum.

          (b) The Corporation has been duly organized and is, and at all times through the date of the Closing will be validly existing and in good standing as a corporation under the laws of the State of Oklahoma.

          (c) The Corporation has all of the requisite corporate power and authority and all necessary authorizations and approvals to enter into this Agreement and to carry out the provisions and conditions hereof.

          (d) There is no material litigation, undisclosed liability or governmental proceeding pending or threatened against or affecting or involving the business or operations (financial or otherwise) of the Corporation which would adversely affect the value or the operation of the business of the Corporation taken as a whole, except as disclosed in the Memorandum.

          (e) The Corporation covenants and agrees that it will deliver to you such number of copies of the Memorandum and any amendment or supplement thereto, with all exhibits, as you may reasonably request.

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Jesup & Lamont Securities Corporation
June 4, 1998
Page 6


          (f) If at any time any event occurs as a result of which the Memorandum would include an untrue statement of material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not materially misleading, the Corporation will notify you thereof (unless the information shall have been received from you) and will effect the preparation of an amended or supplemented Memorandum which will correct such statement or omission. The Corporation will deliver to you as many copies of such amended or supplemented Memorandum as you may reasonably request.

          (g) The net proceeds from the offering received by the Corporation shall be applied substantially in the manner set forth in the Memorandum.

          (h) The Corporation shall make such filings with the Securities and Exchange Commission and state and other governmental agencies as may be necessary to assure or confirm exemption of the offering and sale of the Common Stock from the registration requirements of the Act and of the securities laws of any state or other jurisdiction in which Common Stock may be offered.

          (i) The Corporation will not take any action which could reasonably be expected to jeopardize the exemption under Section 4(2) of the Act and Regulation D thereunder.

          (j) Except as set forth in clause (h) above, the Corporation knows of no consent by any court or governmental agency is necessary to conduct the offering as described in the Memorandum.

          (k) This Agreement has been duly authorized and validly executed and delivered by the Corporation and constitutes a legal, valid and binding obligation, enforceable against the Corporation in accordance with its terms, subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally and subject to general principles of equity.

          (l) The Corporation will deliver to the Placement Agent prior to the Closing a true, correct, and complete copy of each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) requested by the Placement Agent and filed by the Corporation or any of its subsidiaries with the SEC since May 15, 1998 (as such documents have, since the time of their filing, been amended or supplemented (the "Corporation's SEC Reports"), which are all the documents (other than preliminary material) that the Corporation and its subsidiaries were required to file with the Commission since such date. As of their respective dates, the Corporation's SEC Reports (i) complied as to form in all material respects with the requirements of the Act or the Exchange Act, as the case may be, and (ii) to the best of the Corporation's knowledge, did not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary, in order to make the statements therein in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Corporation's SEC Reports (the "Corporation's

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Jesup & Lamont Securities Corporation
June 4, 1998
Page 7


Financial Statements") complied as to form in all material respects with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments which are not expected to be, individually or in the aggregate, materially adverse to the Corporation and the Corporation's subsidiaries taken as a whole) the consolidated financial position of the Corporation and its consolidated subsidiaries is treated as a consolidated subsidiary of the Corporation in the Corporation' Financial Statements for all periods covered thereby.

          (m) Except as disclosed in the Corporation's SEC Reports filed prior to the date of this Agreement, (i) since March 31, 1998 there has not been any change, event or development or combination of changes or developments (including any worsening of any condition currently existing) having, or that could be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Corporation and the Corporation's subsidiaries taken as a whole (a "Material Adverse Change in the Corporation"), and (ii) between such date and the date hereof (A) the Corporation and the Corporation's subsidiaries have conducted their respective business only in the ordinary course consistent with past practice and (B) neither the Corporation nor any of the Corporation's subsidiaries has taken any action which, if taken after the date hereof, would constitute a breach of any provisions of this Agreement.

          (n) The Corporation will use commercially reasonable efforts to file a Registration Statement covering the shares of Common Stock, including those shares issuable upon exercise of the Placement Agents Warrants, within 30 days following the Closing of the Offering contemplated by this Agreement and as contemplated by the Registration Rights Agreement, a copy of which is attached hereto as Exhibit A and incorporated by reference herein (the "Rights Agreement"). The Company agrees that it shall use its best efforts to cause such Registration Statement to be declared effective by the Commission no later than 90 days following the Closing.

          (o) The Corporation will assure that the Common Stock will be registered and sold in accordance with Blue Sky or other state securities laws applicable in the jurisdictions in which the Common Stock will be offered and sold, and that the Corporation will, at any time, provide evidence, if requested by the Placement Agent, of compliance with same to the Placement Agent.

     6. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PLACEMENT AGENT AND RIGHTS OF THE CORPORATION.

     The right of the Corporation to obtain the funds received from subscribers at the Closing is subject to the material accuracy, as of the date of the Closing, of the representations and warranties of the Corporation set forth herein, to the performance by the Corporation of its obligations under this Agreement required to be performed on or before the date of the Closing, and to the satisfaction of the following further conditions at the time of the Closing.

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Jesup & Lamont Securities Corporation
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Page 8


          (a) Receipt by the Placement Agent of a certificate, signed by the Corporation setting forth in such certificate that the Corporation has performed all obligations required to be performed by it under this Agreement at or prior to such Closing, that it has examined the Memorandum and other documents required to be delivered in connection with the offer and sale of the Common Stock and that the representations and warranties contained in Section 5 hereof are true and correct on the date of such Closing with the same force and effect as though expressly made on such date.

          (b) At the Closing, receipt by the Placement Agent of an opinion or opinions of counsel for the Corporation approved by the Placement Agent and by counsel to the Placement Agent dated the Closing Date, in form and content reasonably satisfactory to the Placement Agent and counsel to the Placement Agent, stating that:

               (i) The Corporation is duly organized, validly existing and in good standing as a corporation under the laws of the State of Oklahoma. The Corporation is qualified to do business and is in good standing in such jurisdictions where failure to so qualify would have a material adverse effect on the business of the Corporation when taken as a whole. The Corporation has full power and authority to conduct the business in which it intends to engage, as described in the Memorandum, and to perform all of its obligations hereunder or contemplated hereby or in the Memorandum.

               (ii) The Corporation has the requisite authority to execute and deliver this Agreement, and such Agreement has been duly executed and delivered by the Corporation, and constitutes the legal, valid and binding agreement of the Corporation enforceable in accordance with its terms, except
(i) as the enforceability thereof may be limited by the laws of generally, and
(ii) subject to limitation by general principles of equity.

               (iii) All corporate action required to be taken by the Corporation to authorize the offering and sale of the Common Stock in accordance with the Memorandum has been taken.

               (iv) Based upon an examination of the Memorandum, such counsel has no reason to believe that the Memorandum, including any amendments or supplements thereto (but excluding the financial statements as to which counsel need express no opinion), contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, no misleading.

               (v) To counsel's knowledge, there is no litigation, undisclosed liability or governmental proceeding pending or threatened against, or involving the property or business of the Corporation which might materially and adversely affect the value of the property or the business of the Corporation taken as a whole, except as discussed in the Memorandum.

          (c) Receipt by the Placement Agent of a duly executed copy of the Rights Agreement, dated as of the date of Closing.

     7.   INDEMNIFICATION.

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Jesup & Lamont Securities Corporation
June 4, 1998
Page 9


          (a) The Corporation agrees to indemnify and hold harmless you, and your officers, directors, shareholders, affiliates, agents and employees, and any Participating Broker-Dealer engaged by you, against any and all losses, liabilities, claims, damages or expenses whatsoever (including reasonable legal expenses) but only to the extent such losses, liabilities, claims, damages and expenses shall arise out of or be based upon: (i) the inaccuracy of any representation, or a breach of any warranty, convenant, or agreement of the Corporation contained herein; (ii) any act or omission of the Corporation which results in the loss or unavailability of any exemption for the offer and sale of the Common Stock from the registration requirements of the Act or any local securities law; and (iii) any untrue statement of a material fact contained in the Memorandum (or in any amendment or supplement thereto), any untrue statement of a material fact contained in any application or other papers, hereinafter collectively called Blue Sky applications, filed with the written approval of the Corporation in any state or states in order to qualify under the securities laws thereof, or any commission to state therein a material fact necessary to make the statement contained in such documents not misleading; provided, however, the Corporation will not be liable in any such case to the extent that any such losses, liabilities, claims, damages or expenses arise out of or are based upon an untrue statement or omission made in the Memorandum, any amendment or amendments, or any Blue Sky application, or arise out of or are based upon the omission to state in those documents a material fact required to be stated therein or necessary to make the statements therein not misleading, where such statement or omission was made in reliance upon information furnished by you to the Corporation expressly for use in the Memorandum or in any amendment or amendments thereto, or where such statement or omission was made by you in any Blue Sky application not in reliance upon any information furnished by the Corporation.

          (b) Promptly after receipt by the indemnified party of notice of the commencement of any action, such indemnified party will notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified part. Where an action is brought against any indemnified party and where the indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party; after notice by the indemnifying party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than the reasonable costs of investigation. The indemnifying party shall not be liable for any settlement of a claim or action by any third party effected without the written consent of the indemnifying party which consent shall not be unreasonably withheld. In any claim for indemnification of federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Commission (and the Oklahoma Securities Division, if Oklahoma law is applicable) with respect to the issue of indemnification for securities law violations.

          (c) If the indemnification provided for in this Section 7 is unavailable for any reason to any party entitled to such indemnification in respect of any losses, claims, damages or liabilities referred to herein, then each applicable indemnifying party, in lieu of indemnifying such

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Jesup & Lamont Securities Corporation
June 4, 1998
Page 10


indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities,
(i) in such proportions as is appropriate to reflect the relative benefits received by the Corporation on the one had and the Placement Agent on the other hand from the offering of the Common Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Corporation on the one hand and the Placement Agent on the other hand in connection with the statements or other actions or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Corporation on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of commissions and fees to the Placement Agent and their affiliates, but before deducting other expenses) received by the Corporation and to the commissions and fees received by the Placement Agent and their affiliates. The relative fault of the Corporation on the one hand and of the Placement Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact, or the omission to state a material fact, if any, relates to information supplied by the Corporation or by the Placement Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement of omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsection (b) of this
Section 7, any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

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Jesup & Lamont Securities Corporation
June 4, 1998
Page 11


          (d) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provision of this Section 7, the Placement Agent shall not be required to pay any amount in excess of the amount of the commissions received by the Placement Agent from the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The respective representations, warranties and Convenants set forth in this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of you, the Corporation and any controlling person or any Participating Broker-Dealer, and will survive for a period of three (3) years following the final Closing Date regardless of any termination or cancellation of this Agreement.

     8.   GOVERNING LAWS.

          This Agreement will be governed by, and construed in accordance with, the laws of the State of Oklahoma without giving effect to the rules governing the conflicts of law.

                                       Very truly yours,

                                       LABORATORY SPECIALISTS OF AMERICA, INC.



                                       By:
                                          ------------------------------------
                                             Name:
                                             Title:




Accepted and agreed to as of
this _____day of June ____, 1998


JESUP & LAMONT SECURITIES CORPORATION


By:
   ----------------------------------
    Name:
    Title: